EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,867	$—	$—	$1,867
Finance revenues	—	59	(21)	38
Sales and revenues, net	1,867	59	(21)	1,905
Costs of products sold	1,532	—	—	1,532
Restructuring charges	(3)	—	—	(3)
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	202	20	—	222
Engineering and product development costs	75	—	—	75
Interest expense	58	21	—	79
Other expense (income), net	72	(2)	(21)	49
Total costs and expenses	1,938	39	(21)	1,956
Equity in income of non-consolidated affiliates	—	—	—	—
Income (loss) before equity income from financial services operations and income taxes	(71)	20	—	(51)
Equity income from financial services operations	16	—	(16)	—
Income (loss) before income tax	(55)	20	(16)	(51)
Income tax expense	(11)	(4)	—	(15)
Net income (loss)	(66)	16	(16)	(66)
Less: Net income attributable to non-controlling interests	7	—	—	7
Net income (loss) attributable to Navistar International Corporation	$(73)	$16	$(16)	$(73)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,629	$—	$—	$1,629
Finance revenues	—	54	(20)	34
Sales and revenues, net	1,629	54	(20)	1,663
Costs of products sold	1,370	—	—	1,370
Restructuring charges	7	—	—	7
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	176	25	(1)	200
Engineering and product development costs	63	—	—	63
Interest expense	64	20	(2)	82
Other expense (income), net	13	(4)	(17)	(8)
Total costs and expenses	1,695	41	(20)	1,716
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(63)	13	—	(50)
Equity income from financial services operations	9	—	(9)	—
Income (loss) before income tax	(54)	13	(9)	(50)
Income tax expense	—	(4)	—	(4)
Net income (loss)	(54)	9	(9)	(54)
Less: Net income attributable to non-controlling interests	8	—	—	8
Net income (loss) attributable to Navistar International Corporation	$(62)	$9	$(9)	$(62)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$671	$28	$—	$699
Marketable securities	276	—	—	276
Restricted cash	30	58	—	88
Finance and other receivables, net	340	1,740	(67)	2,013
Inventories	991	7	—	998
Goodwill	38	—	—	38
Property and equipment, net	1,071	264	—	1,335
Investments in and advances to financial services operations	538	—	(538)	—
Investments in non-consolidated affiliates	55	—	—	55
Deferred taxes, net	125	4	—	129
Other assets	320	18	—	338
Total assets	$4,455	$2,119	$(605)	$5,969
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,166	$41	$(67)	$1,140
Debt	3,649	1,472	—	5,121
Postretirement benefits liabilities	2,525	—	—	2,525
Other liabilities	1,698	68	—	1,766
Total liabilities	9,038	1,581	(67)	10,552
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(4,587)	538	(538)	(4,587)
Total liabilities and stockholders' equity (deficit)	$4,455	$2,119	$(605)	$5,969

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$666	$40	$—	$706
Marketable securities	370	—	—	370
Restricted cash	24	110	—	134
Finance and other receivables, net	404	1,854	(69)	2,189
Inventories	850	7	—	857
Goodwill	38	—	—	38
Property and equipment, net	1,083	243	—	1,326
Investments in and advances to financial services operations	517	—	(517)	—
Investments in non-consolidated affiliates	56	—	—	56
Deferred taxes, net	125	4	—	129
Other assets	312	18	—	330
Total assets	$4,445	$2,276	$(586)	$6,135
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,330	$31	$(69)	$1,292
Debt	3,407	1,651	—	5,058
Postretirement benefits liabilities	2,556	—	—	2,556
Other liabilities	1,726	77	—	1,803
Total liabilities	9,019	1,759	(69)	10,709
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(4,578)	517	(517)	(4,578)
Total liabilities and stockholders' equity (deficit)	$4,445	$2,276	$(586)	$6,135

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(66)	$16	$(16)	$(66)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	37	—	—	37
Depreciation of equipment leased to others	5	13	—	18
Amortization of debt issuance costs and discount	5	3	—	8
Deferred income taxes	7	(1)	—	6
Asset impairment charges	2	—	—	2
Equity in income of financial services affiliates	(16)	—	16	—
Dividends from non-consolidated affiliates	3	—	—	3
Change in other intercompany receivables and payables	(1)	1	—	—
Other, net	(213)	129	—	(84)
Net cash provided by (used in) operating activities	(237)	161	—	(76)
Cash flows from investing activities
Purchases of marketable securities	(61)	—	—	(61)
Sales of marketable securities	150	—	—	150
Maturities of marketable securities	5	—	—	5
Net change in restricted cash and cash equivalents	(6)	52	—	46
Capital expenditures	(30)	—	—	(30)
Purchase of equipment leased to others	(19)	(33)	—	(52)
Other investing activities	—	3	—	3
Net cash provided by investing activities	39	22	—	61
Net cash provided by (used in) financing activities	198	(192)	—	6
Effect of exchange rate changes on cash and cash equivalents	5	(3)	—	2
Increase (decrease) in cash and cash equivalents	5	(12)	—	(7)
Cash and cash equivalents at beginning of the period	666	40	—	706
Cash and cash equivalents at end of the period	$671	$28	$—	$699

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(54)	$9	$(9)	$(54)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	36	1	—	37
Depreciation of equipment leased to others	10	12	—	22
Amortization of debt issuance costs and discount	6	4	—	10
Asset impairment charges	2	—	—	2
Equity in income of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services affiliates	(9)	—	9	—
Dividends from non-consolidated affiliates	6	—	—	6
Change in intercompany receivables and payables	10	(10)	—	—
Other, net	(233)	235	—	2
Net cash provided by (used in) operating activities	(229)	251	—	22
Cash flows from investing activities
Purchases of marketable securities	(212)	—	—	(212)
Sales of marketable securities	59	—	—	59
Maturities of marketable securities	1	—	—	1
Net change in restricted cash and cash equivalents	—	15	—	15
Capital expenditures	(46)	—	—	(46)
Purchase of equipment leased to others	(13)	(11)	—	(24)
Other investing activities	(2)	2	—	—
Net cash provided by (used in) investing activities	(213)	6	—	(207)
Net cash provided by (used in) financing activities	188	(241)	—	(53)
Effect of exchange rate changes on cash and cash equivalents	(1)	8	—	7
Increase (decrease) in cash and cash equivalents	(255)	24	—	(231)
Cash and cash equivalents at beginning of the period	761	43	—	804
Cash and cash equivalents at end of the period	$506	$67	$—	$573